UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       December 29, 2011

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code             (614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 29, 2011, Neoprobe Corporation, a Delaware corporation which changed its name to Navidea Biopharmaceuticals, Inc. effective January 5, 2012 (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology II, L.P., a Delaware limited partnership (“Hercules”), pursuant to which Hercules agreed to make a loan to the Company in an aggregate principal amount of $10,000,000. The Loan Agreement provides for the Company to make two draws, the first of which, in the amount of $7,000,000, the Company made on December 29, 2011. The Company may make a second draw of $3,000,000 at any time before June 30, 2012, if it has satisfied certain conditions contained in the Loan Agreement, including the Company’s presenting evidence to Hercules of the approval of its Lymphoseek product by the United States Food and Drug Administration (“FDA”). The principal balance of each advance made under the Loan Agreement will bear interest from the applicable advance date at a rate equal to the greater of (a) the United States prime rate as reported in The Wall Street Journal (the “Prime Rate”) plus 6.75%, and (b) 10.0%. The interest rate will float and change from time to time on any day upon which the Prime Rate changes.

In consideration of the agreement of Hercules to make the loan, the Company has paid Hercules a facilities charge of $100,000. The Company will make interest-only payments on the principal amount due under the Loan Agreement on the first day of each month until July 1, 2012, unless it has provided Hercules with evidence of FDA approval of the Lymphoseek product prior to June 30, 2012, in which case interest-only payments will continue until January 1, 2013. Following the interest-only payment period, the Company will repay the aggregate principal balance in 30 equal installments of principal and interest. The Loan Agreement also provides for the Company to elect to pay all or part of any regularly scheduled payment or optional prepayment by converting up to an aggregate amount of $1,500,000 of the principal amount of the loan outstanding into shares of the Company’s common stock, $.001 par value (“Common Stock”), subject to the satisfaction of certain conditions set forth in the Loan Agreement. If the Company elects to make a payment through the conversion of amounts outstanding under the Loan Agreement into shares of Common Stock, the number of shares to be issued shall be equal to a number determined by dividing the amount to be converted by $2.77 (the “Fixed Conversion Price”), as such Fixed Conversion Price may be adjusted from time to time to reflect stock splits, stock dividends, combinations of shares or reverse stock splits. Hercules may also, subject to the satisfaction of certain conditions described in the Loan Agreement, elect to receive the payment of up to an aggregate amount of $1,500,000 of the principal amount of the loan in Common Stock by requiring the Company to effect a conversion as described above.

Pursuant to the terms of the Loan Agreement, the Company granted Hercules a security interest in the receivables, equipment, fixtures, general intangibles, inventory, investment property, deposit accounts, cash, goods and other property of the Company. The Loan Agreement requires that the Company adhere to certain affirmative and negative covenants, including a prohibition against the incurrence of other indebtedness without the consent of Hercules. Hercules may accelerate the payment terms of the loan upon the occurrence of certain events of default set forth in the Loan Agreement, which include the failure of the Company to make timely payments of amounts due under the Loan Agreement, the failure of the Company to adhere to the covenants set forth in the Loan Agreement, and the insolvency of the Company. Additionally, in consideration for the agreement of Hercules to enter into the Loan Agreement, the Company issued Hercules a warrant (the “Hercules Warrant”) to purchase 333,333 shares of Common Stock at an exercise price of $2.10 per share (the “Warrant Exercise Price”), which Warrant Exercise Price is subject to adjustment pursuant to certain anti-dilution provisions contained in the Hercules Warrant.

The foregoing description of the terms of the Loan Agreement and the Hercules Warrant (collectively, the “Transaction Documents”), is qualified in its entirety by reference to the full text of each of the Transaction Documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 are incorporated by reference into this item.

Item 3.02.   Unregistered Sale of Equity Securities.

The contents of Item 1.01 are incorporated by reference into this item. The Hercules Warrant was issued to Hercules in a private transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.  Hercules is an accredited investor as defined in Rule 501(a) of Regulation D and was fully informed regarding the investment.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Item 8.01.   Other Events.

On January 4, 2012, the Company issued a press release announcing that Hercules will provide a total of $10 million in debt financing to the Company.  A copy of the complete text of the Company’s January 4, 2012, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 5, 2012, the Company issued a press release announcing that it had completed its corporate name change from Neoprobe Corporation to Navidea Biopharmaceuticals, Inc.  The Company began trading under the new ticker symbol (NAVB) on the NYSE Amex exchange at market open on January 5, 2012.  As previously reported in the Company’s Current Report on Form 8-K dated December 16, 2011, the Company has filed a Certificate of Ownership in Delaware to effect a merger of the Company’s wholly owned subsidiary, Neoprobe Name Change, Inc., with and into the Company, and to change the Company’s legal name to “Navidea Biopharmaceuticals, Inc.,” effective as of January 5, 2012.  Pursuant to Section 253 of the General Corporation Law of Delaware, such merger will have the effect of amending the Company’s Amended and Restated Certificate of Incorporation to delete Article 1 in its entirety, and replaced it with the following: “Article 1: The name of the corporation is Navidea Biopharmaceuticals, Inc.” A copy of the Certificate of Ownership Merging Neoprobe Name Change, Inc. into Neoprobe Corporation was previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 16, 2011.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number		Exhibit Description

10.1	*	Loan and Security Agreement, dated December 29, 2011, by and between Neoprobe Corporation and Hercules Technology II, L.P..

10.2	*	Warrant to Purchase Common Stock of Neoprobe Corporation, issued to Hercules Technology II, L.P. on December 29, 2011.

99.1	*	Neoprobe Corporation press release dated January 4, 2012, entitled “Neoprobe Obtains $10 Million in Funding from Hercules.”

99.2	*	Neoprobe Corporation press release dated January 5, 2012, entitled “Neoprobe Corporation becomes Navidea Biopharmaceuticals.”

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: January 5, 2012	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer